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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

MINNESOTA	41-0749934

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7201 Metro Boulevard, Minneapolis, Minnesota	55439

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $.05 per share	New York Stock Exchange, Inc.

Preferred Share Purchase Rights	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

SEC 1922 (7-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     For a description of the Common Stock to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the registrant’s registration statement on Form S-1, file number 33-70142, as filed with the Securities and Exchange Commission on October 8, 1993, as amended, which information is hereby incorporated by reference.

     For a description of the Preferred Share Purchase Rights, reference is made to the information set forth under the heading “Description of Registrant’s Securities to be Registered” contained in the registrant’s registration statement on Form 8-A as filed with the Securities and Exchange Commission on February 4, 1997, which information is hereby incorporated by reference.

Item 2. Exhibits.

     Not Applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	REGIS CORPORATION

Date	March 14, 2003

By	/s/ Randy L. Pearce

Randy L. Pearce

Title	Executive Vice President, Chief Financial and administrative Officer

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.